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                                                                   EXHIBIT 10.19


                     AMENDED AND RESTATED IDEX CORPORATION
                      DIRECTORS DEFERRED COMPENSATION PLAN

                                   ARTICLE I

                    BACKGROUND, PURPOSE, AND EFFECTIVE DATE

      IDEX Corporation, a Delaware corporation (the "Corporation"), by resolution of its Board of Directors, adopted the IDEX Corporation Directors Deferred Compensation Plan (the "Plan"), effective as of January 1, 1993, for the benefit of the non-employee members of its Board of Directors (the "Directors").

      In order to make certain changes to the Plan, this Amended and Restated IDEX Corporation Directors Deferred Compensation Plan has been adopted by a resolution of the Board of Directors of IDEX Corporation, effective as provided below (the "Amended Plan").

SECTION 1.1 -- BACKGROUND AND PURPOSE OF THE PLAN

      The Corporation wishes to provide members of its Board of Directors who are not employees of the Corporation with the opportunity to defer payment of all of the compensation they receive in a particular year or years for serving as Directors.

SECTION 1.2 -- EFFECTIVE DATE AND TERM

      The Plan shall become effective as of January 1, 1997, and shall continue until such time as it is terminated by resolution of the Board of Directors in accordance with Article V. The Plan as in effect prior to the date of approval of the Amended Plan by the shareholders of the Corporation shall remain in effect through December 31, 1996.

SECTION 1.3 -- SHARES SUBJECT TO PLAN

      The shares of stock subject to Deferred Compensation Units shall be shares of the Corporation's Common Stock. The aggregate number of such shares which may be distributed pursuant to Deferred Compensation Units under the Amended Plan shall not exceed 50,000 shares.

                                   ARTICLE II

                                 CONTRIBUTIONS

SECTION 2.1 -- DEFERRED COMPENSATION

      With respect to each quarter, beginning with the first quarter of 1997 and continuing during the period in which this Plan remains in effect, the Corporation shall credit with all of the amount of future compensation as such Director has elected in writing to defer under the Amended Plan (pursuant to the form attached hereto and incorporated herein by this reference) and carried in the accounts provided for in Section 3.1 (the "Deferred Amounts"). An election to defer shall be made prior to the calendar year for which the compensation so deferred is earned, and shall be irrevocable with respect to the calendar year to which it applies and shall remain in effect

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for future calendar years unless a new election is made by such Director effective with respect to a calendar year and delivered to the Corporation by the December 31 preceding such calendar year; provided, however, that, to the extent necessary for such election or new election and related deferrals to qualify for the exemption specified by Rule 16b-3 under the Securities Exchange Act of 1934 as then in effect ("Rule 16b-3"), no such election or new election may be made less than six months (or such other period as Rule 16b-3 may specify) prior to the first date on which such deferred compensation would have been paid if no deferral election were made, and such election or new election shall otherwise comply with any applicable requirements for exemption under Rule 16b-3. The crediting of the Deferred Amounts under this Amended Plan shall be made on the first day of the quarter after the amounts are earned, or such other date on which such amounts would otherwise have been paid to the Director. Any amounts credited to the Deferred Compensation Account under the Plan prior to January 1, 1997 (the "Prior Deferred Amounts") shall be credited to the Interest-Bearing Account as set forth in Section 3.1.

                                  ARTICLE III

                            ACCOUNTS AND INVESTMENT

SECTION 3.1 -- THE DEFERRED AMOUNTS

      The Corporation shall establish on its books the necessary accounts to accurately reflect the Corporation's liability to each Director who has deferred compensation under the Amended Plan. To each account shall be credited, as applicable, Deferred Amounts and Dividend Equivalents (as defined below) on the common stock, par value $.01 per share, of the Corporation (the "Common Stock") and interest. The Corporation shall maintain separate subaccounts for each annual compensation deferral election in order to accurately reflect the Benefits (as defined in Section 4.1) distributable in a particular distribution year. Payments to the Director under the Amended Plan shall be debited to the appropriate accounts.

      a. INTEREST-BEARING ACCOUNT. Compensation which a Director has elected to defer into an Interest-Bearing Account shall be credited to the Interest-Bearing Account on the same date that it would otherwise be payable to such Director (the "Deferral Date"). Deferred Amounts carried in this account shall earn interest from the Deferral Date to the date of payment. The Deferred Amount allocated to the Interest-Bearing Account shall be adjusted no less often than quarterly to reflect hypothetical earnings for the quarter equal to the U.S. Government Securities Treasury Constant Maturities with 10 year maturities as of the December 1 of the calendar year preceding the quarter for which the earnings are credited plus 200 basis points, compounded at least annually. Such adjustments shall be made until no amounts remain in the Director's Interest-Bearing Account.

      b. DEFERRED COMPENSATION UNITS ACCOUNT. A Director who has elected to defer compensation into a Deferred Compensation Units Account shall have the amount of such compensation credited to his or her account as of the Deferral Date, and such Deferred Amount shall also be converted into a number of Deferred Compensation Units as of the Deferral Date by dividing the Deferred Amount by the Fair Market Value of the Corporation's Common Stock as of the Deferral Date. For purposes of the Plan, "Fair Market Value" shall mean the fair market value of a share of the Common Stock as of a given date measured as (i) the closing price of a share of the Common Stock on the principal exchange on which shares of the Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an

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exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Compensation Committee of the Board acting in good faith.

      If Deferred Compensation Units exist in a Director's account on a dividend record date for the Common Stock, Dividend Equivalents shall be credited to the Director's account on the corresponding dividend payment date, and shall be converted into the number of Deferred Compensation Units which could be purchased, at a price equal to the Fair Market Value of the Common Stock as of such dividend payment date, with the amount of Dividend Equivalents so credited. For purposes of the Amended Plan, "Dividend Equivalent" shall mean an amount equal to the cash dividend payable on any dividend payment date on one share of Common Stock multiplied by the number of Deferred Compensation Units in the Deferred Compensation Units Account as of the dividend record date.

      In the event of any change in the Corporation's Common Stock outstanding, by reason of any stock split or dividend, recapitalization, merger, consolidation, combination or exchange of stock or similar corporate change, such equitable adjustments, if any, by reason of any such change, shall be made in the number of Deferred Compensation Units credited to each Director's Deferred Compensation Units Account.

      c. TRANSFERS BETWEEN ACCOUNTS. If and only if permissible under any applicable provisions of Rule 16b-3 as then in effect without affecting a director's disinterested status thereunder, upon advice of counsel, transfers from the Interest-Bearing Account to the Deferred Compensation Units Account may be made at any time requested by the Director on a date specified in a notice to the Corporation; provided, however, that, to the extent necessary for such transfer to qualify for the exemption specified by Rule 16b-3, the date such notice is received by the Corporation must be at least six months (or such other period as Rule 16b-3 may specify) prior to the date specified for such transfer and such transfer shall otherwise comply with any applicable requirements for exemption under Rule 16b-3. No transfers may be made from the Deferred Compensation Units Account to the Interest-Bearing Account.

SECTION 3.2 -- VESTING

      At all times a Director shall have a 100% nonforfeitable right to the amounts credited to his or her accounts.

                                   ARTICLE IV

                                    BENEFITS

SECTION 4.1 -- AFTER STATED PERIOD OR UPON CESSATION OF SERVICE AS DIRECTOR

      The balance in the Interest-Bearing Account, including adjustments that continue to be made pursuant to Article III, shall be paid in cash by the Corporation, and the number of shares of Common Stock equal to the number of Deferred Compensation Units (rounded down to the nearest whole unit) (together, the balance in the

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Interest-Bearing Account and the Deferred Compensation Units are referred to as the "Benefit") shall be paid or distributed, as the case may be, to the Director on the January 1 following the number of deferral years elected by the Director (either five or ten) or following the Director's cessation of service as Director for any reason other than death (the date of which shall be referred to as the "Date of Cessation"), in one lump sum or in five substantially equal annual payments with respect to the balance in the Interest-Bearing Account and five substantially equal numbers of shares of Common Stock with respect to Deferred Compensation Units, as selected by a Director. Elections pursuant to this Section shall be made at the same time and in the same manner as election to defer is made pursuant to Section 2.1.

SECTION 4.2 -- UPON DEATH

      In the event of a Director's death, the Corporation shall pay the Benefit, or in the event of a Director's death after commencement of the payment of the Benefit under Section 4.1, the remaining balance of the Benefit, in one lump sum as soon as practicable following the death of the Director or to the Director's Beneficiary.

SECTION 4.3 -- CHANGE IN CONTROL

      In the event of (a) any transaction or series of transactions which within a 12-month period constitute a change of management or control where (i) at least 51 percent of the then outstanding common shares of the Corporation are (for cash, property (including, without limitation, stock in any corporation), or indebtedness, or any combination thereof) redeemed by the Corporation or purchased by any person(s), firm(s) or entity(ies), or exchanged for shares in any other corporation whether or not affiliated with the Corporation, or any combination of such redemption, purchase or exchange, or (ii) at least 51 percent of the Corporation's assets are purchased by any person(s), firm(s) or entity(ies) whether or not affiliated with the Corporation for cash, property (including, without limitation, stock in any corporation) or indebtedness or any combination thereof, or (iii) the Corporation is merged or consolidated with another corporation regardless of whether the Corporation is the survivor (except any such transaction solely for the purpose of changing the Corporation's domicile or which does not change the ultimate beneficial ownership of the equity interests in the Corporation), or (b) any substantial equivalent of any such redemption, purchase, exchange, change, transaction or series of transactions, merger or consolidation constituting such change of management or control, the Corporation shall pay the Benefit to the Director in one lump sum. In the transaction giving rise to such change of management or control was approved in advance by a majority of the Board of Directors, payment of the Benefit shall be made at the closing of such transaction. If the transaction giving rise to the change of management or control was not so approved, payment of the Benefit shall be made immediately upon the occurrence of the event or transaction giving rise to the change of management or control.

                                   ARTICLE V

                     AMENDMENT, SUSPENSION, OR TERMINATION

SECTION 5.1 -- AMENDMENT, SUSPENSION, OR TERMINATION

      The Board of Directors may amend, suspend or terminate the Amended Plan, in whole or in part, at any time and from time to time by resolution adopted at a regular or special meeting of the Board of Directors, and only in such manner.

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SECTION 5.2 -- NO REDUCTION

      No amendment, suspension or termination shall operate to adversely affect the Benefit otherwise available to a Director if the Director had ceased being a Director as of the effective date of such amendment, suspension, or termination. Any Benefit determined as of such date shall continue to be adjusted as provided in Article III and payable as provided in Article IV.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

SECTION 6.1 -- BENEFICIARY

      "Beneficiary" shall mean any one or more persons, corporation, trusts, estates, or any combination thereof, last designated by a Director to receive the Benefit provided under this Amended Plan. Any designation made hereunder shall be revocable, shall be in writing either on a facsimile of the form annexed hereto as Schedule 1 or in a written instrument containing the information requested in Schedule 1, and shall be effective when delivered to the Corporation at its principal office. If the Corporation, in its sole discretion, determines that there is not a valid designation, the Beneficiary shall be the executor or administrator of the Director's estate.

SECTION 6.2 -- NONASSIGNABILITY

      The interest of any person under this Amended Plan (other than the Corporation) shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment or encumbrance, or to the claims of creditors of such person, and any attempt to effectuate any such actions shall be void.

SECTION 6.3 -- INTEREST OF DIRECTOR

      The Director and any Beneficiary shall, in respect to accounts and any Benefit to be paid, shall be and remain simply a general unsecured creditor of the Corporation in the same manner as any other creditor having a general claim for compensation, if and when the Director's or Beneficiary's rights to receive payments shall mature and become payable. At no time shall the Director be deemed to have any right, title or interest, legal or equitable, in any asset of the Corporation, including, but not limited to, any Common Stock or investments which represent amounts credited to the Interest-Bearing Account.

SECTION 6.4 -- WITHHOLDING

      The Corporation shall have the right to deduct or withhold from the Benefits paid under this Amended Plan or otherwise all taxes which may be required to be deducted or withheld under any provision of law (including, but not limited to, Social Security payments, income tax withholding and any other deduction or withholding required by law) now in effect or which may become effective any time during the term of this Amended Plan.

SECTION 6.5 -- FUNDING

      This Amended Plan shall not be a funded plan. The Corporation shall not set aside any funds, or make any investments or set aside Common Stock, for the specific purpose of making payments under the Amended

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Plan. All Benefits paid under the Amended Plan shall be paid from the general assets of the Corporation. Benefits payable under the Amended Plan may be reflected on the accounting records of the Corporation, but such accounting shall not be construed to create or require the creation of a trust, custodial or escrow account.

SECTION 6.6 -- EXCLUSIVITY OF PLAN

      This Amended Plan is intended solely for the purpose of deferring compensation to the Directors to the mutual advantage of the parties. Nothing contained in this Amended Plan shall in any way affect or interfere with the right of a Director to participate in any other benefit plan in which he or she may be entitled to participate.

SECTION 6.7 -- NO RIGHT TO CONTINUED SERVICE

      This Amended Plan shall not confer any right to continued service on a Director.

SECTION 6.8 -- NOTICE

      Each notice and other communication to be given pursuant to this Amended Plan shall be in writing and shall be deemed given only when (a) delivered by hand, (b) transmitted by telex or telecopier (provided that a copy is sent at approximately the same time by registered or certified mail, return receipt requested), (c) received by the addressee, if sent by registered or certified mail, return receipt requested, or by Express Mail, Federal Express or other overnight delivery service, to the Corporation at its principal office and to a Director at the last known address of such Director (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this Section).

SECTION 6.9 -- CLAIMS PROCEDURES

      If a Director or the Director's Beneficiary does not receive benefits to which he or she believes he or she is entitled, such person may file a claim in writing with the Corporation. The Corporation shall establish a claims procedure under which:

             (a) the Corporation shall be required to provide adequate notice in writing to the Director or the Beneficiary whose claim for benefits has been denied, setting forth specific reasons for such denial, written in a manner calculated to be understood by the Director or the Beneficiary; and

             (b) the Corporation shall afford a reasonable opportunity to the Director or the Beneficiary whose claim for Benefits has been denied for a full and fair review by the Corporation of the decision denying the claim.

SECTION 6.10 -- ILLINOIS LAW CONTROLLING

      This Amended Plan shall be construed in accordance with the laws of the State of Illinois.

SECTION 6.11 -- BINDING ON SUCCESSORS

      This Amended Plan shall be binding upon the Directors and the Corporation, their heirs, successors, legal representatives and assigns.


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